Exhibit 31.1

CHIEF EXECUTIVE OFFICER CERTIFICATE

I, Edward O. Lanphier II, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Sangamo BioSciences, Inc.; and

2.	Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 21, 2010	By:	/s/ Edward O. Lanphier II
Edward O. Lanphier II
President, Chief Executive Officer and Director (Principal Executive Officer)